UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2006

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3850 North Causeway, Suite 1770 Metairie, Louisiana	70002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 838-8222

(Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          Newpark Resources, Inc. has entered into its standard form of Indemnification Agreement with James E. Braun and Mark J. Airola.   As previously announced in our Current Report on Form 8-K filed on September 20, 2006, Mr. Braun will serve as our Vice President and Chief Financial Officer beginning October 11, 2006, and Mr. Airola serves as our Chief Administrative Officer and General Counsel as of October 2, 2006.

          The Indemnification Agreement provides, among other things, that we will indemnify each of Messrs. Braun and Airola against certain liabilities that may arise by reason of his status or service as an officer or agent of ours or any other entity for which he served at our request if he acted in good faith and in a manner that he reasonably believed to be in our and our subsidiaries’ best interests and, in the case of a criminal matter, had no reasonable cause to believe that his conduct was unlawful.  In addition, the Indemnification Agreement provides that we will advance expenses incurred by the indemnified party in defending any proceeding prior to the final disposition of that proceeding and that we will obtain directors’ and officers’ insurance if available on reasonable terms.  In addition, the Indemnification Agreement that we entered into with Mr. Braun was modified in Section 3.4(c), “Certain Procedural Matters,” to provide that Mr. Braun will have the right to employ his counsel at his expense for amounts due or paid to his counsel in excess of 20% of the amount due or paid to the counsel engaged by us.  The text of Section 3.4(c) follows:

“Selection of Counsel.  The Company shall be entitled to assume the defense of any proceeding with respect to which it is obligated to advance expenses pursuant to Section 3.1, with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to advance counsel fees to Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his or her counsel in any such proceeding at Indemnitee’s expense for amounts due or paid to such counsel in excess of 20 percent of the amount due or paid to the counsel engaged by the Company; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.”

          Other than serving in the capacities noted above, no material relationship exists between each of Messrs. Braun and Airola and us or any of our affiliates.  This summary of the terms of the form of Indemnification Agreement is qualified in its entirety by the text of the agreement, a copy of which is attached as Exhibit 10.2 to our Current Report on Form 8-K filed on June 13, 2006 and incorporated herein by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: October 3, 2006	By:	/s/ Eric M. Wingerter

Eric M. Wingerter,
Vice President, Corporate Controller and
Acting Chief Financial Officer